Exhibit 10.1

INVESTMENT AGREEMENT

BY AND BETWEEN

FEDERAL-MOGUL CORPORATION

AND

IEH FM HOLDINGS LLC

DATED AS OF DECEMBER 2, 2012

i

Exhibits

Exhibit A	Form of Amendment and Joinder to Registration Rights Agreement
Exhibit B	Form of Tax Allocation Agreement

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of December 2, 2012 (this “Agreement”), is by and between Federal-Mogul Corporation, a Delaware corporation (the “Company”), and IEH FM Holdings LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Purchase Commitment (as defined below) pursuant to which the Investor will purchase shares of Common Stock (as defined below), on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company has proposed to offer and sell certain shares of Common Stock pursuant to a Rights Offering (as defined below), on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Backstop Commitment (as defined below) to the Rights Offering, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“10b-5 Representation” shall have the meaning set forth in Section 4.5.

“Acquired Shares” means the Common Stock acquired pursuant to Section 2.1(a), together with the Common Stock acquired pursuant to the Basic Subscription Privilege and the Backstop Commitment and the Additional Shares acquired pursuant to Section 3.1(d).

“Affiliate” of any Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person, provided that for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor.

“Aggregate Offered Shares” shall have the meaning set forth in Section 3.1(b).

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” means the Registration Rights Agreement and the Tax Allocation Agreement.

“Backstop Shares” shall have the meaning set forth in Section 3.2(a).

“Backstop Closing” shall have the meaning set forth in Section 3.2(b).

“Backstop Closing Date” shall have the meaning set forth in Section 3.2(b).

“Backstop Commitment” shall have the meaning set forth in Section 3.2(a).

“Basic Subscription Privilege” shall have the meaning set forth in Section 3.1(b).

“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a holder who is deemed to be the beneficial owner, or ownership that is deemed to be beneficial ownership, of such securities under Rule 13d-3 or Rule 13d-5 of the Exchange Act, and shall include such securities Beneficially Owned by all other persons with whom a holder would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to such securities.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks in New York, New York are authorized or required to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certified Ownership Percentage” shall have the meaning set forth in Section 6.2(f).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Closing” shall have the meaning set forth in Section 2.1(b).

“Common Stock Closing Date” shall have the meaning set forth in Section 2.1(b).

“Company” shall have the meaning set forth in the Preamble.

“Company Indemnified Parties” shall have the meaning set forth in Section 9.2(b).

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Entity” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality that has jurisdiction over any of the Company or any of its properties or assets or any matter relating to the transactions contemplated by this Agreement.

“Group” has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

“HSR Act” shall have the meaning set forth in Section 5.2(c).

“Indemnified Party” means an Investor Indemnified Party or a Company Indemnified Party, as the case may be.

“Indemnifying Party” means the Company or the Investor, as the case may be.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Indemnified Parties” shall have the meaning set forth in Section 9.2(a).

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Losses” shall have the meaning set forth in Section 9.2(a).

“Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence (an “Effect”) that, individually or in the aggregate with all other Effects, (x) would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby in the timeframe contemplated hereby or (y) has had or caused, or would have or cause, a material adverse effect on the assets, properties, business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole, but, in the case of this clause (y) shall not include (a) Effects generally affecting (i) the industry in which the Company and its Subsidiaries operate or (ii) economic, political or regulatory conditions or the financial, securities or credit markets in the U.S. or elsewhere in the world, including natural disasters, any regulatory or political developments, or any outbreak or escalation of hostilities or declared or undeclared acts of war, terrorism or insurrection, whether occurring before or after the date hereof, unless any such Effects disproportionately affect the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (b) Effects to the extent resulting from the announcement of the execution of this Agreement or the pendency of the transactions contemplated hereby (including, without limitation, and solely by way of example of such Effects, the Effects of the public announcement of this Agreement or the transactions contemplated hereby on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors or employees); (c) Effects resulting from compliance by the Company and its Subsidiaries with the terms of this Agreement, (d) declines in the price or trading volume of shares of any Capital Stock of the Company; (e) Effects to the extent resulting from any changes in Law or in GAAP (or the interpretation thereof) after the date hereof, unless any such Effects disproportionately affect the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other industry participants; (f) any failure by the Company to meet any published analyst estimates or expectations regarding the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal budgets, plans or forecasts regarding its revenues, earnings or other financial performance or results of operations; or (g) any change or proposed change in the debt ratings of the Company or any of its Subsidiaries or any debt securities of the Company or any of its Subsidiaries; provided that the exception in clauses (d), (f), (g) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect.

“Nasdaq” means the NASDAQ Global Select Market.

“Oversubscription Privilege” shall have the meaning set forth in Section 3.1(b).

“Person” means an individual, a corporation, a partnership, a limited liability company, limited partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Previously Disclosed” means information set forth in or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2012 (except for risks and forward looking information set forth in the “Risk Factors” section of such annual report or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature).

“Prospectus” means the prospectus that forms a part of the Registration Statement, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act or the Exchange Act, including by the Prospectus Supplement.

“Prospectus Supplement” means the prospectus supplement relating to the Rights and the Common Stock to be issued in the Rights Offering (including the Backstop Shares) to be filed pursuant to Rule 424 under the Securities Act.

“Purchase Commitment” shall have the meaning set forth in Section 2.1(a).

“Purchase Commitment Price” means $7.85 per share of Common Stock.

“Record Date” means the date as of which each record holder of Common Stock will be entitled to receive one (1) Right for each share of Common Stock held as of such date, which date shall be a date after the Common Stock Closing Date selected by the Board in accordance with the DGCL and the requirements of Nasdaq.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Investor in substantially the form set forth in Exhibit A.

“Registration Statement” the registration statement on Form S-3 to be filed by the Company pursuant to Section 3.1(a), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act or the Exchange Act, including by any information contained in any prospectus or prospectus supplement that is deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act.

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Rights” shall have the meaning set forth in Section 3.1(b).

“Rights Offering” shall have the meaning set forth in Section 3.1(b).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Committee” means a special committee of the Board comprised solely of directors who are independent for purposes of Nasdaq rules.

“Subscription Notice” shall have the meaning set forth in Section 3.2(a).

“Subscription Period” shall have the meaning set forth in Section 3.1(b).

“Subscription Price” means the lower of (i) the Purchase Commitment Price and (ii) the volume-weighted average price of the Common Stock as reported by Nasdaq, obtained from Bloomberg L.P., for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Standard Time during the ten trading days immediately preceding the date of the Record Date.

“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); (b) any partnership a general partner or a managing general partner of which is such Person or a Subsidiary of such Person; and (c) any limited liability company a managing member or manager of which is such Person or a Subsidiary of such Person.

“Tax Allocation Agreement” shall have the meaning set forth in Section 6.1(d).

“Threshold Amount” shall mean 80.1% of the outstanding shares of Common Stock of the Company after giving effect to the transactions contemplated by the Purchase Commitment and the Rights Offering and the exercise of the Rights pursuant thereto and the closing of the Rights Offering.

Section 1.2. Interpretation. When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and words importing any gender include the other gender. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

ARTICLE II

PURCHASE COMMITMENT

Section 2.1. Purchase Commitment.

(a) Subject to Section 2.1(b), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, 19,108,280 shares of Common Stock, at the Purchase Commitment Price, in exchange for an aggregate purchase price of $150,000,000.00 (the “Initial Purchase Amount”). The Investor’s commitment to purchase the Common Shares as set forth in this Section 2.1(a) is referred to herein as the “Purchase Commitment.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase Commitment (the “Common Stock Closing”) shall occur at 10:00 a.m. (Central Standard Time) at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, one Business Day following the date that all of the conditions to the Common Stock Closing set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Common Stock Closing), or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Common Stock Closing occurs, the “Common Stock Closing Date”).

(c) On the Common Stock Closing Date, (i) the Company shall deliver to the Investor evidence of the issuance of the Common Shares in the name of the Investor against payment by or on behalf of the Investor of the purchase price therefor, pursuant to Section 2.1(a) by wire transfer of immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investor pursuant to Section 6.3, and (iii) the Investor shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.

ARTICLE III

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 3.1. The Rights Offering.

(a) As promptly as practicable after the Common Stock Closing Date, the Company shall use its reasonable best efforts to prepare and file with the SEC the Registration Statement which shall register under the Securities Act the issuance of the Rights and the shares of Common Stock to be issued in the Rights Offering (including the Backstop Shares). The Company shall not permit any securities other than the Rights and the Common Stock to be issued in the Rights Offering (including the Backstop Shares) to be included in the Registration Statement. The Registration Statement (and any amendments thereto) and the Prospectus shall be provided to the Investor and its counsel prior to its filing with the SEC, and the Investor and its counsel shall be given a reasonable opportunity to review and comment thereon.

(b) Following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC and print the Prospectus Supplement, distribute copies of the Prospectus Supplement to the holders of record of Common Stock as of the Record Date, and thereafter, promptly commence a rights offering on the following terms: (i) the Company shall distribute, one transferable right (“Rights”) to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date; (ii) each Right shall entitle the holder thereof to subscribe to purchase, at the election of such holder, a number of shares of Common Stock at the Subscription Price (the “Basic Subscription Privilege”), equal to such stockholder’s pro rata portion of shares of Common Stock with an aggregate value of $150,000,000 million calculated at the Subscription Price (the actual aggregate number of shares of Common Stock, the “Aggregate Offered Shares”) where such pro rata portion is calculated based upon the number of shares of Common Stock owned of record (as reflected in the stock ledger maintained by the Company’s transfer agent) by a stockholder on the Record Date relative to the number of shares of Common Stock outstanding on the Record Date; (iii) the offering shall remain open for thirty (30) days (or such longer period as may be required by Law) (the “Subscription Period”); and (iv) each holder (other than the Investor and its Affiliates) who fully exercises its Basic Subscription Privilege shall be entitled to subscribe for additional shares of Common Stock at the Subscription Price pursuant to the instructions set forth in the Prospectus Supplement and related materials to the extent that other holders elect not to exercise all of their respective Rights under the Basic Subscription Privilege (the “Oversubscription Privilege”); provided that if insufficient shares of Common Stock are available to satisfy all oversubscription requests, such requests shall be honored on a pro rata basis in the manner set forth above (such rights offering, the “Rights Offering”). No fractional shares of Common Stock shall be issued in connection with the Rights Offering. The number of shares of Common Stock to be issued upon exercise by a holder of Rights will be rounded down to the next lowest whole number of shares of Common Stock. Unless and until a Special Committee exercises its right to cause the Investor to purchase Additional Shares pursuant to Section 3.1(d), the Company shall use reasonable best efforts to engage in and complete the transactions contemplated in Sections 3.1(a) and 3.1(b) as promptly as practicable.

(c) The Investor hereby agrees that it will exercise all of its Rights under its Basic Subscription Privilege; provided, however, that if one or more stockholders of the Company fully exercise their Basic Subscription Privilege, and such stockholder(s) elect to subscribe for more shares of Common Stock than are otherwise available for the Oversubscription Privilege pursuant to Section 3.1(b)(iv), the Investor and its Affiliates hereby agree to not exercise a number of Rights as may be necessary to satisfy the subscriptions submitted to the Company by such stockholders pursuant to Section 3.1(b)(iv); provided, that in no event shall the number of Rights of the Investor and its Affiliates that the Investor agrees not to exercise pursuant to this Section 3.1(c) cause the aggregate beneficial ownership of the Investor and its Affiliates of Common Stock to be less than the Threshold Amount. The Investor shall not subscribe for any shares of Common Stock under the Oversubscription Privilege.

(d) In the event the Rights Offering is not consummated within 180 calendar days after the date hereof, then, for a period of 90 calendar days following the expiration of such 180 calendar day period, upon the request of a Special Committee, acting on behalf of the Company, the Investor hereby agrees to purchase from the Company, as soon as practicable after the request of a Special Committee (on a date selected by a Special Committee and in any case within 30 calendar days and with the amount being set forth in such request), additional shares of Common Stock having an aggregate value of up to $150,000,000 million at a price equal to the volume-weighted average price of the Common Stock as reported by Nasdaq obtained from Bloomberg L.P., for the trading hours from 9:30 am to 4:00 p.m., Eastern Standard Time during the ten trading days immediately preceding the date of such sale (the “Additional Shares”). The issuance and sale of the Additional Shares shall be subject to the receipt of any approval of the stockholders of the Company required under applicable Nasdaq rules. The Company and the Investor agree to take all actions necessary to consummate the issuance and sale of the Additional Shares (including, without limitation, the execution by the Investor, in its capacity as a stockholder of the Company, of a written consent approving the issuance and sale of the Additional Shares pursuant to this Section 3.1(d)).

(e) The Company shall not amend any of the material terms of the Rights Offering described in clauses (i) through (iv) of Section 3.1(b) or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Investor and a Special Committee. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period.

(f) The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, the fees and expenses of any subscription and information agents, the fees and expenses of its counsel, accounting fees and expenses and costs associated with clearing the Common Stock offered for sale under applicable state securities Laws.

(g) The Investor shall provide to the Company such information as the Company may reasonably require in connection with the preparation and filing of the Registration Statement and the Prospectus. No such information provided by the Investor shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (i) at the time the Registration Statement becomes effective under the Securities Act and as of the “new effective date” with respect to the Rights Offering pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, and (ii) as of the date of the Prospectus and the closing date of the Rights Offering and the Backstop Closing Date.

Section 3.2. Backstop Commitment.

(a) The Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, at a price per share equal to the Subscription Price, a number of shares of Common Stock (the “Backstop Commitment”) equal to (i) the Aggregate Offered Shares minus (ii) the number of shares of Common Stock subscribed for and purchased by the holders of record of Common Stock as of the Record Date under the Basic Subscription Privilege and the Oversubscription Privilege. As soon as practicable (but not more than two Business Days) after the expiration of the Rights Offering, the Company shall deliver to the Investor a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the number of shares of Common Stock to be acquired by the Investor pursuant to the Backstop Commitment. The shares of Common Stock acquired by the Investor pursuant to the Backstop Commitment are collectively referred to as the “Backstop Shares.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Backstop Closing”) shall occur on the later of (i) three Business Days following the closing of the Rights Offering and (ii) one Business Day following the date that all of the conditions to the Backstop Closing set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Backstop Closing), at 10:00 a.m. (Central Standard Time) at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Backstop Closing occurs, the “Backstop Closing Date”).

(c) At the Backstop Closing (i) the Company shall deliver to the Investor evidence of the issuance of the Backstop Shares in the name of the Investor against payment by or on behalf of the Investor of the purchase price therefor by wire transfer of immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investor pursuant to Section 6.5, and (iii) the Investor shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.4.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investor that:

Section 4.1. Organization. The Company is duly incorporated and validly existing as a corporation in good standing under the Laws of the State of Delaware and has all corporate power and authority to own its property and assets and conduct its business in all material respects as currently conducted. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the Laws of each other jurisdiction in which that nature of the business conducts or the property owned by it makes such qualification necessary, except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.2. Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been (or will be when delivered) duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company, its board of directors or stockholders (except as expressly contemplated by this Agreement). This Agreement and each Ancillary Agreement to which the Company is a party constitute (or will constitute when delivered) the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles, and except as may be limited by applicable Law and public policy.

Section 4.3. Valid Issuance of Shares. The Acquired Shares will be, as of the date or dates of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and non-assessable and (b) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders.

Section 4.4. Non-Contravention; Authorizations. The Company’s execution, delivery and performance of this Agreement and the Ancillary Agreements, issuance and delivery of the Acquired Shares, and consummation of the transactions contemplated hereby and thereby will not: (i) result in any violation of the provisions of the charter or bylaws of the Company, (ii) conflict with or constitute a breach of or default (or, with the giving of notice or lapse of time, would be in default) under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or bound or to which any of the property or assets of the Company is subject or (iii) result in any violation of any Law applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect. Except for any application or other filing to be filed with Nasdaq and assuming the accuracy of the Investor’s representations and warranties in Section 5.2(c), no consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity or Nasdaq is required for the Company’s execution, delivery and performance of this Agreement and the Ancillary Agreements, the issuance and delivery of the Acquired Shares or the consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company.

Section 4.5. Registration Statement; Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement becomes effective and as of the closing date of the Rights Offering and the Backstop Closing Date, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder. The Registration Statement, at the time it becomes effective under the Securities Act and as of the “new effective date” with respect to the Rights Offering pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement becomes effective and as of its date and the closing date of the Rights Offering and the Backstop Closing Date, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in each case, the Company makes no such representation with respect to information provided to it by the Investor pursuant to Section 3.1(g). The previous sentence is referred to as the “10b-5 Representation.”

Section 4.6. No Further Reliance. The Company acknowledges that it is not relying upon any representation or warranty made by the Investor not set forth in this Agreement or in an Ancillary Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 5.1. Organization. The Investor is duly organized and validly existing as a limited liability company in good standing under the Laws of the State of Delaware.

(a) Authorization. The Investor has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and each such Ancillary Agreement and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor, its managers or members. This Agreement and each Ancillary Agreement to which the Investor is a party constitute (or will constitute when delivered) the valid and binding obligation of the Company, enforceable against the Investor in accordance with their terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles, and except as may be limited by applicable Law and public policy.

Section 5.2. Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of its charter, bylaws or similar governing documents, (ii) conflict with or result in any breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or give rise to any right to termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture or any other contract to which the Investor is a party or by which its properties may be bound or affected and (iii) conflict with or violate any Law applicable to the Investor, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein (except for such additional steps as may be required by Nasdaq or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c) In connection with the Investor’s prior acquisition of control of the Company, Investor and all other Affiliates of Investor required to do so made a timely filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”) on February 2, 2007. The waiting periods under the act expired and, accordingly, Investor obtained control of the Company. Pursuant to Code of Federal Regulations 802.21, no further HSR Act filing will be required in connection with Investor’s purchase of any additional shares of the Company either in any private placement or public offering.

Section 5.3. Securities Act Compliance. The Acquired Shares being acquired by the Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on the ownership and sale, transfer or other disposition of the Acquired Shares. The Investor is able to bear the financial risk of its investment in the Acquired Shares and is able to afford the complete loss of such investment. The Investor has been afforded access to information about the Company and its financial condition and business, sufficient to enable the Investor to evaluate its investment in the Acquired Shares. The Investor understands that the Acquired Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

Section 5.4. Ownership. As of the date of this Agreement, Investor and its Affiliates are the Beneficial Owners of 76,697,804 shares of Common Stock.

Section 5.5. Financial Capability. As of the date hereof and at the Common Stock Closing and the Backstop Closing and at the time of any purchase of Additional Shares pursuant to Section 3.1(d) of this Agreement, the Investor will have available funds necessary to consummate the Common Stock Closing and the Backstop Closing, respectively, on the terms and conditions contemplated by this Agreement.

Section 5.6. No Further Reliance. The Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement or in an Ancillary Agreement. The Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company that the Investor considers sufficient for purposes of the purchase of the Acquired Shares.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1. Conditions to the Obligations of the Company and the Investor. The obligations of the Company and the Investor to effect the Common Stock Closing and the Backstop Closing, as applicable, shall be subject to the following conditions:

(a) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated hereby; and

(b) the Common Shares and the Common Stock to be issued in the Rights Offering (including the Backstop Shares) shall have been authorized for listing on Nasdaq, subject to official notice of issue, prior to the Common Stock Closing Date, with respect to the Common Shares, and the Backstop Closing Date, with respect to the Common Stock to be issued in the Rights Offering (including the Backstop Shares);

(c) the Term Loan and Revolving Credit Agreement, dated as of December 27, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”), among the Company, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A. (“JPMCB”), as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, shall have been amended on substantially the terms described in the Commitment Letter, dated as of December 2, 2012 (as amended, restated, supplemented or otherwise modified, the “Commitment Letter”), among JPMCB, J.P. Morgan Securities LLC, Wells Fargo Bank, National Association, Wells Fargo Capital Finance, LLC and the Company, with such changes as may be approved by the Company;

(d) Tranche B Lenders (as defined in the Existing Credit Agreement) holding at least $1.2 billion of the outstanding principal amount of Tranche B Term Loans (as defined in the Existing Credit Agreement) shall have agreed to extend the maturity date of such Tranche B Loans to the Extended Tranche B Term Loan Maturity Date (as defined in the Commitment Letter); and

(e) the Company and the Investor shall have entered into a tax allocation agreement (the “Tax Allocation Agreement”) in the form attached hereto as Exhibit B.

Section 6.2. Common Stock Closing – Conditions to the Obligations of the Company. The obligations of the Company to effect the Common Stock Closing shall be subject to the following conditions:

(a) the representations and warranties of the Investor contained in this Agreement (i) that are qualified by materiality or words of similar import shall be true and correct as of the date hereof and as of the Common Stock Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality or words of similar import, shall be true and correct in all material respects as of the Common Stock Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) the Investor shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Common Stock Closing Date;

(c) the Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b);

(d) the Company shall have received a certificate of the Secretary of the Investor, dated as of the Common Stock Closing Date, certifying: (i) a true, complete and correct copy of the certificate of formation of the Investor, as amended, (ii) a true, complete and correct copy of the operating agreement of the Investor, as amended and (iii) resolutions of the managers of the Investor authorizing and approving the execution, delivery and performance by the Investor of this Agreement and any agreements, instruments, certificates or other documents executed by the Investor pursuant hereto;

(e) certificate of good standing for the Investor from the Secretary of State of the State of Delaware, dated not more than two Business Days immediately preceding the Common Stock Closing Date;

(f) the Company shall have received a certificate, signed by an officer of the Investor, certifying the number of shares of Common Stock of the Company Beneficially Owned (such amount the “Certified Ownership Percentage”) as of the close of business on the Business Day immediately prior to the Common Stock Closing Date by the Investor and its Affiliates; and

(g) the Investor shall have delivered funds by wire transfer of immediately available funds in order to satisfy the payment obligations set forth in Section 2.1(c).

Section 6.3. Common Stock Closing – Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Common Stock Closing shall be subject to the following conditions:

(a) the representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct as of the date hereof and as of the Common Stock Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the Common Stock Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), other than in the case of both (i) and (ii), any failure to be true and correct which, in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Common Stock Closing;

(c) the Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b);

(d) the Investor shall have received a certificate of the Secretary of the Company, dated as of the Common Stock Closing Date, certifying: (i) a true, complete and correct copy of the charter of the Investor, as amended, (ii) a true, complete and correct copy of the bylaws of the Company, as amended and (iii) resolutions of the board of directors of the Investor authorizing and approving the execution, delivery and performance by the Investor of this Agreement and any agreements, instruments, certificates or other documents executed by the Company pursuant hereto;

(e) certificate of good standing for the Company from the Secretary of State of the State of Delaware, dated not more than two Business Days immediately preceding the Backstop Closing Date;

(f) the Investor shall have received the Registration Rights Agreement, duly executed by the Company; and

(g) the Company shall have delivered evidence of the issuance of the Common Shares in the name of the Investor in accordance with Section 2.1(c).

Section 6.4. Backstop Closing – Conditions to the Obligations of the Company. The obligations of the Company to effect the Backstop Closing shall be subject to the following conditions:

(a) the Rights Offering shall have been consummated in accordance in all material respects with the terms set forth in Section 3.1(b) hereof and in accordance with the Securities Act.

(b) the representations and warranties of the Investor contained in this Agreement (i) that are qualified by materiality or words of similar import shall be true and correct as of the date hereof and as of the Backstop Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality or words of similar import, shall be true and correct in all material respects as of the Backstop Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(c) the Investor shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Backstop Closing Date;

(d) the Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Section 6.4(b) and Section 6.4(c);

(e) the Company shall have received a certificate of the Secretary of the Investor, dated as of the Backstop Closing Date, certifying: (i) a true, complete and correct copy of the certificate of formation of the Investor, as amended, (ii) a true, complete and correct copy of the operating agreement of the Investor, as amended and (iii) resolutions of the managers of the Investor authorizing and approving the execution, delivery and performance by the Investor of this Agreement and any agreements, instruments, certificates or other documents executed by the Investor pursuant hereto;

(f) certificate of good standing for the Investor from the Secretary of State of the State of Delaware, dated not more than two Business Days immediately preceding the Backstop Closing Date;

(g) the Company shall have received a certificate, signed by an officer of the Investor, certifying the Certified Ownership Percentage as of the close of business on the Business Day immediately prior to the Backstop Closing Date by the Investor and its Affiliates; and

(h) the Investor shall have delivered funds by wire transfer of immediately available funds in order to satisfy the payment obligations set forth in Section 3.1(c).

Section 6.5. Backstop Closing – Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Backstop Closing shall be subject to the following conditions:

(a) the Rights Offering shall have been consummated in accordance in all material respects with the terms set forth in Section 3.1(b) hereof and in accordance with the Securities Act;

(b) the representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import shall be true and correct as of the date hereof and as of the Backstop Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the Backstop Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), other than in the case of both (i) and (ii), any failure to be true and correct which, in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(c) the Company shall have performed in all material respects all of its obligations required to be performed by it hereunder at or prior to the Backstop Closing;

(d) the Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.5(b) and Section 6.5(c);

(e) the Investor shall have received a certificate of the Secretary of the Company, dated as of the Backstop Closing Date, certifying: (i) a true, complete and correct copy of the charter of the Company, as amended, (ii) a true, complete and correct copy of the bylaws of the Company, as amended and (iii) resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance by the Company of this Agreement and any agreements, instruments, certificates or other documents executed by the Company pursuant hereto;

(f) certificate of good standing for the Company from the Secretary of State of the State of Delaware, dated not more than two Business Days immediately preceding the Backstop Closing Date; and

(g) the Company shall have delivered evidence of the issuance of the Backstop Shares in the name of the Investor in accordance with Section 3.1(c).

ARTICLE VII

COVENANTS

Section 7.1. Securities to be Issued. The Acquired Shares to be issued to the Investor pursuant to this Agreement shall be subject to the terms and provisions of the Company’s certificate of incorporation.

Section 7.2. Share Listing. The Company shall use its reasonable best efforts to cause the Common Stock to be issued in the Rights Offering (including the Backstop Shares) to be issued and approved for listing on Nasdaq, subject to official notice of issuance.

Section 7.3. Minority Stockholder Protection. Except as specifically contemplated by this Agreement, the Investor (together with all Affiliates of the Investor) shall not, without the prior approval of a Special Committee: (i) for a period of three (3) years from the date of the

Common Stock Closing, effectuate a short-form merger involving the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware; or (ii) through the earlier of (x) 180 days from the Common Stock Closing or (y) the closing of the Rights Offering, acquire, through transactions executed on Nasdaq (other than privately negotiated block trades completed through Nasdaq) or through any tender offer, any additional shares of Common Stock.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated at any time prior to the occurrence of either the Backstop Closing or the Common Stock Closing, as applicable, by (x) mutual agreement of a Special Committee, acting on behalf of the Company, and the Investor, and (y) either party, upon written notice to the other, in the event that the Common Stock Closing does not occur on or before December 24, 2012. This Agreement shall automatically terminate, without any action by the parties hereto, thirteen months following the date of this Agreement.

Section 8.2. Effects of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become wholly void and of no further force and effect, except as expressly provided in Section 9.1; provided that nothing herein shall relieve any party from liability for any intentional and willful breach of this Agreement occurring prior to such termination. In determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such party.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Survival. Each of the representations and warranties set forth in Section 4 and Section 5 shall survive the Common Stock Closing and the Backstop Closing, as applicable. In addition, Section 3.1(f), Section 9.2 and Section 9.7 shall survive the Common Stock Closing and the Backstop Closing or the termination of this Agreement.

Section 9.2. Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, the Company agrees to indemnify and hold harmless the Investor, its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to (i) any inaccuracy in or breach of the Company’s representations or warranties contained in this Agreement or (ii) the Company’s breach of any agreement or covenant made by the Company in this Agreement. Notwithstanding the above, there shall be no indemnity hereunder in respect of any Losses resulting from any action, suit, claim, matter or proceeding initiated by or on behalf of a stockholder of the Company (other than the Investor, with respect to its rights under this Agreement against the Company) relating to the transactions contemplated by this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Investor, agrees to indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Company Indemnified Parties”), to the fullest extent lawful, from and against any and all Losses arising out of or relating to (i) any inaccuracy in or breach of the Investor’s representations or warranties contained in this Agreement, or (ii) the Investor’s breach of any agreement or covenant made by the Investor in this Agreement.

(c) An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification pursuant to Section 9.2(a) or Section 9.2(b), and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.2 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify the Indemnifying Party. Such notice shall describe in reasonable detail such claim. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and shall be liable for the reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Indemnifying Party will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

Section 9.3. Legends. The Investor agrees with the Company that each Common Share shall contain a legend substantially to the following effect until it may be removed in accordance with applicable Law:

THE OFFER AND SALE OF THE SECURITY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH SECURITY MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER AND SALE IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Section 9.4. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, (c) upon receipt, if delivered by facsimile or other electronic transmission (provided confirmation of transmission and deliver is electronically generated and kept on file by the sending party) or (d) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Federal-Mogul Corporation

2655 Northwestern Highway

Southfield, Michigan

Attention: General Counsel

Facsimile: (248) 354-7727

With a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: Bruce A. Toth

  Brian M. Schafer

Facsimile: (312) 558-5700

If to the Investor:

IEH FM Holdings LLC

c/o Icahn Enterprises L.P.

767 Fifth Avenue, 46th Floor

New York, New York 10153

Attention: Daniel A. Ninivaggi

Facsimile: (212) 658-9371

With a copy to (which shall not constitute notice):

Icahn Enterprises L.P.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Keith L. Schaitkin

  Jesse A. Lynn

Facsimile: (212) 688-1158

Section 9.5. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.6. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by a Special Committee, acting on behalf of the Company, and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.7. Fees and Expenses. Subject to Section 3.1(f), each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 9.8. Successors and Assigns. This Agreement shall not be assignable or otherwise transferable (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the state of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the state of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 9.10. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement.

Section 9.11. Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 9.12. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.13. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 9.14. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.15. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware or, to the extent such courts does not have subject matter jurisdiction, the United States District Court for the District of Delaware, and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

Section 9.16. Guaranty of Performance. Icahn Enterprises Holdings L.P. hereby unconditionally and irrevocably guarantees the full and punctual payment by Investor of each of its obligations under this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized officers as of the date first written above.

FEDERAL-MOGUL CORPORATION

By:	/s/ Alan J. Haughie
Name:	Alan J. Haughie
Title:	Chief Financial Officer

IEH FM HOLDINGS LLC
By: ICAHN ENTERPRISES HOLDINGS
L.P., its sole member
By: ICAHN ENTERPRISES G.P., INC., its general partner

By:	/s/ Sung Hwan Cho
Name:	Sung Hwan Cho
Title:	Chief Financial Officer

For Purposes of Section 9.16

ICAHN ENTERPRISES HOLDINGS L.P.
By: ICAHN ENTERPRISES G.P., INC., its general partner

By:	/s/ Sung Hwan Cho
Name:	Sung Hwan Cho
Title:	Chief Financial Officer

EXHIBIT A

FORM OF AMENDMENT AND JOINDER TO REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF TAX ALLOCATION AGREEMENT

B-1